UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 26, 2023 (April 25, 2023)

COCA COLA CO
(Exact name of Registrant as specified in its charter)

Delaware		001-02217	58-0628465
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)
One Coca-Cola Plaza
Atlanta,	Georgia		30313
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (404) 676-2121

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.25 Par Value	KO	New York Stock Exchange
0.500% Notes Due 2024	KO24	New York Stock Exchange
1.875% Notes Due 2026	KO26	New York Stock Exchange
0.750% Notes Due 2026	KO26C	New York Stock Exchange
1.125% Notes Due 2027	KO27	New York Stock Exchange
0.125% Notes Due 2029	KO29A	New York Stock Exchange
0.125% Notes Due 2029	KO29B	New York Stock Exchange
0.400% Notes Due 2030	KO30B	New York Stock Exchange
1.250% Notes Due 2031	KO31	New York Stock Exchange
0.375% Notes Due 2033	KO33	New York Stock Exchange
0.500% Notes Due 2033	KO33A	New York Stock Exchange
1.625% Notes Due 2035	KO35	New York Stock Exchange
1.100% Notes Due 2036	KO36	New York Stock Exchange
0.950% Notes Due 2036	KO36A	New York Stock Exchange
0.800% Notes Due 2040	KO40B	New York Stock Exchange
1.000% Notes Due 2041	KO41	New York Stock Exchange
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Item 5.07.     Submission of Matters to a Vote of Security Holders.
(a)The Annual Meeting of Shareowners of the Company was held on Tuesday, April 25, 2023. The results of the matters submitted to a vote of the shareowners at the meeting are set forth below. Pursuant to Delaware law and the Company’s By-Laws, abstentions and broker non-votes are not considered votes cast and do not affect the outcome of the votes. Therefore, only votes for and against each matter are included in the percentages below.
(b)Item 1. Election of Directors. Shareowners elected each of the persons named below as Directors for a term expiring in 2024 as follows (with Ms. Millhiser’s term commencing July 1, 2023):

	FOR	% FOR	AGAINST	% AGAINST	ABSTENTIONS	BROKER NON-VOTES
Herb Allen	3,143,735,777	99.40	19,118,723	0.60	6,446,460	505,076,089
Marc Bolland	3,060,004,765	96.75	102,935,155	3.25	6,361,242	505,076,089
Ana Botín	3,080,418,730	97.39	82,680,190	2.61	6,201,956	505,076,089
Christopher C. Davis	2,960,186,585	93.61	202,119,672	6.39	6,988,713	505,076,089
Barry Diller	2,369,010,105	74.90	794,044,414	25.10	6,242,110	505,076,089
Carolyn Everson	3,134,792,633	99.11	28,252,475	0.89	6,255,955	505,076,089
Helene D. Gayle	3,051,998,179	96.49	111,144,669	3.51	6,158,315	505,076,089
Alexis M. Herman	2,969,986,799	93.89	193,312,392	6.11	6,001,823	505,076,089
Maria Elena Lagomasino	2,936,924,412	92.96	222,535,480	7.04	9,841,052	505,076,089
Amity Millhiser	3,151,309,172	99.63	11,656,920	0.37	6,335,071	505,076,089
James Quincey	2,918,835,005	92.40	240,042,624	7.60	10,423,005	505,076,089
Caroline J. Tsay	3,119,206,625	98.61	43,877,034	1.39	6,217,503	505,076,089
David B. Weinberg	3,086,692,882	97.61	75,675,008	2.39	6,933,272	505,076,089
Item 2. Advisory Vote to Approve Executive Compensation. Votes regarding this advisory proposal were as follows:

Votes Cast For:	2,841,765,788	90.08%
Votes Cast Against:	312,877,380	9.92%
Abstentions:	14,657,415
Broker Non-Votes:	505,076,089
Item 3. Advisory Vote on the Frequency of Future Advisory Votes to Approve Executive Compensation. Votes regarding this advisory proposal were as follows:

Votes Cast For One Year:	3,116,090,868	98.59%
Votes Cast For Two Years:	8,566,517	0.27%
Votes Cast For Three Years:	35,958,708	1.14%
Abstentions:	8,674,073
Broker Non-Votes:	505,076,089
After considering these results, and consistent with its own recommendation, the Board of Directors has determined to continue to provide the Company’s shareowners with an annual advisory vote to approve executive compensation until the next vote on the frequency of such advisory votes.
Item 4. Ratification of the Appointment of Ernst & Young LLP as Independent Auditors. Votes regarding this proposal were as follows:

Votes Cast For:	3,495,811,009	95.34%
Votes Cast Against:	170,955,121	4.66%
Abstentions:	7,610,322
Broker Non-Votes:	N/A

Item 5. Shareowner Proposal Requesting an Audit of the Company’s Impact on Nonwhite Stakeholders. Votes regarding this proposal were as follows:

Votes Cast For:	517,847,507	16.54%
Votes Cast Against:	2,613,244,391	83.46%
Abstentions:	38,205,583
Broker Non-Votes:	505,076,089
Item 6. Shareowner Proposal Requesting a Global Transparency Report. Votes regarding this proposal were as follows:

Votes Cast For:	427,350,943	13.61%
Votes Cast Against:	2,712,323,285	86.39%
Abstentions:	29,626,918
Broker Non-Votes:	505,076,089
Item 7. Shareowner Proposal Regarding Political Expenditures Values Alignment. Votes regarding this proposal were as follows:

Votes Cast For:	913,744,315	29.08%
Votes Cast Against:	2,228,571,148	70.92%
Abstentions:	26,985,700
Broker Non-Votes:	505,076,089
Item 8. Shareowner Proposal Requesting an Independent Board Chair Policy. Votes regarding this proposal were as follows:

Votes Cast For:	615,675,181	19.81%
Votes Cast Against:	2,491,461,745	80.19%
Abstentions:	62,164,235
Broker Non-Votes:	505,076,089
Item 9. Shareowner Proposal Requesting a Report on Risks from State Policies Restricting Reproductive Rights. Votes regarding this proposal were as follows:

Votes Cast For:	406,436,966	13.12%
Votes Cast Against:	2,692,066,904	86.88%
Abstentions:	70,796,884
Broker Non-Votes:	505,076,089

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

THE COCA-COLA COMPANY (REGISTRANT)

Date: April 26, 2023	By:	/s/ Monica Howard Douglas
Monica Howard Douglas Senior Vice President and General Counsel